Contact: Home Federal Bancorp, Inc. Len E. Williams, President & CEO Eric S. Nadeau, EVP, Treasurer & CFO 208-466-4634 www.myhomefed.com/ir

HOME FEDERAL BANCORP, INC., UNDERTAKES EXPENSE REDUCTION AND BALANCE
SHEET INITIATIVES, EXTENDS SHARE REPURCHASE PROGRAM

Nampa, ID (September 28, 2011) – Home Federal Bancorp, Inc. (“Company”) (Nasdaq GSM: HOME), the parent company of Home Federal Bank (“Bank”), today announced management is undertaking several key initiatives to accelerate the Company’s return to profitability. Len E. Williams, the Company’s President and CEO, commented, “As we close our 2011 fiscal year, we have identified a number of key initiatives that we have put in place during the fourth fiscal quarter that we believe will set a baseline for profitability. With our acquisitions of the past two years now fully integrated, we have a clearer view of the Company's expense load and have taken action to improve operational efficiencies in this difficult economic environment. We continue to see high unemployment nationally and in our local markets and the outlook for improvement in economic growth, which we believe is necessary to drive loan demand, remains questionable for the near term. While our asset quality continues to improve and we move beyond the integration of our acquisitions, we are focusing on building a foundation for profitability while maintaining the flexibility and structure for acquisitive growth. Some of the initiatives we have undertaken will have a negative impact on earnings this quarter. However, we believe we will recover these expenses and impairments within twelve months.” The Company estimates the net impact of the initiatives described below will reduce pre-tax income from operations by approximately $3.0 million for the quarter and fiscal year ending September 30, 2011, but reduce expenses by approximately $3.6 million over the next twelve months.

The following items summarize key initiatives the Company has undertaken during the current fiscal quarter:

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The Company and the Bank merged the Home Federal Bank 401(k) Plan and the Home Federal Bancorp, Inc., Employee Stock Ownership Plan (“ESOP”) into the Home Federal 401(k) Plan and Employee Stock Ownership Plan (“KSOP”) and will refinance the ESOP loans, which the Company estimates will reduce pre-tax compensation expense by approximately $700,000 annually.

▪	The Bank extinguished all outstanding debt with the Federal Home Loan Bank of Seattle (“FHLB”), which resulted in a prepayment penalty of $2.0 million, pre-tax.
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The Bank sold $27.6 million of mortgage-backed securities that were at high-risk of prepayment by borrowers, which would have resulted in negative returns due to the acceleration of premium amortization. The pre-tax gain on the sale of securities totaled approximately $590,000 during the quarter.

▪
The Bank will close six branches throughout its footprint in all regions between September 30, 2011, and January 5, 2012. Four branches are located in Portland, Terrebonne, Bend and LaPine in Oregon and two branches are located in Idaho, including the Bank’s only remaining Walmart in-store branch. Rent termination penalties are approximately $60,000 and the impairment charge related to owned facilities totaled $1.4 million, pre-tax.

▪	Management is flattening the organizational chart to improve operating efficiency and reduce noninterest expense.
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The Bank will change the delivery channel of its mortgage program by exiting the secondary market model and entering into an agreement with an indirect third party origination broker. The Bank will continue to offer residential mortgage loans, but generally will not originate them directly.

▪	The Board of Directors of the Company approved the repurchase of up to 900,000 shares of the Company’s common stock through September 30, 2012.

Merger of the 401(k) Plan and the ESOP. Effective October 1, 2011, these plans will be merged into a KSOP and the loans of the ESOP will be refinanced into a single loan that will mature in December 2021. The ESOP is an internally-leveraged ESOP; therefore, there will be no impact on the Company’s interest expense. However, the merger of the plans is anticipated to result in reduced plan administrative expenses.

Home Federal Bancorp, Inc.
September 28, 2011

The ESOP was financed by two loans which were scheduled to mature in December 2014 and December 2022. Debt payments on the existing loans caused the release of approximately 111,000 shares from the ESOP, which were allocated to eligible participants. Once the December 2014 loan matures, shares released annually due to the repayment of the December 2022 loan were scheduled to fall to approximately 55,000 shares. In connection with the merger of the plans, the existing ESOP loans will be refinanced October 1, 2011, into a single loan that will mature in December 2021 and approximately 78,000 shares of common stock are expected to be released each year. The total number of shares held in the ESOP will not change. The Company records compensation expense based on the fair value of the Company’s stock during the year.

In addition to the refinance of the ESOP loan, the mechanics of the employer match of the 401(k) Plan will change. Currently, the Bank contributes a cash match to the 401(k) Plan based on employee deferrals. This expense is currently additive to ESOP compensation expense and is approximately $400,000 annually. Upon the merger of the plans into the KSOP, the release of shares from the ESOP trust will be used to first fund the Company’s match into the 401(k) Plan component. Any remaining ESOP shares will then be allocated to all eligible participants in the KSOP. The Company will make a deferral match contribution in cash for the quarter ending December 31, 2011, and the next match contribution will occur for the full plan year ending December 31, 2012, concurrent with the release of ESOP shares. While the employer match will occur in shares of the Company’s common stock, participants are granted diversification rights and can immediately diversify those shares into any investment funds within the 401(k) Plan component, should they choose to do so.

The anticipated effect of this merger is to reduce compensation expense by the amount of the employer matching contribution (approximately $400,000 annually) and by the reduction in shares released from the ESOP (assuming a $10 share price for the Company’s stock, the 33,000 reduction of shares allocated annually would reduce compensation expense by $330,000 annually).

FHLB borrowings and securities sales. The Bank repaid all outstanding borrowings with the FHLB, with balances totaling $48.3 million on September 22, 2011. The prepayment penalty was $2.0 million and the estimated interest expense savings compared to the prepayment penalty over the remaining term of the borrowings will be approximately $165,000 pre-tax. This early extinguishment of this debt will reduce interest expense by approximately $1.5 million during the twelve months ending September 30, 2012, and approximately $600,000 during the twelve months ending September 30, 2013.

Management analyzed the Company’s investment portfolio and identified approximately $27.6 million of securities that evidenced a high risk of prepayment and the possibility of negative book yields due to accelerated amortization of the purchase premiums on those securities if the prepayment speeds accelerated. With the recent rally in the bond market, management ascertained the likelihood of early prepayments and negative yields was now much higher. Therefore, the Company sold those securities and recorded a pre-tax gain of approximately $590,000 during the current quarter.

Branch closures and organizational realignment. The Company monitors the profitability and performance of its branches monthly. Management also analyzes market growth opportunities, current market share, and client transaction levels in determining underperforming branches. These reviews identified four branches located in Portland, Terrebonne, Bend and LaPine in Oregon and two branches in Boise, Idaho, including the Bank’s only remaining Walmart in-store branch, as those branches least likely to provide profitable returns in the long-term. The closure of these branches will result in accelerated rent and facility impairments of approximately $1.4 million during the September 2011 quarter.

Mr. Williams continued, “Closing branches is always a difficult decision because it affects our team members and in some situations our clients. However, we believe the branches we’ve decided to close will not have a significant effect on our clients. The Portland Branch was an expensive leased office we assumed in the LibertyBank acquisition. Deposits were less than $1.0 million so we will relocate one relationship manager to oversee the remaining loan portfolio in that market. We are closing the Terrebonne and LaPine branches we purchased in the Community First Bank acquisition. Each branch has approximately $16.0 million of deposits. However, Terrebonne is only four miles from our Redmond Branch, which is also the nearest city to Terrebonne, so we don’t expect significant deposit runoff. LaPine is south of Bend, Oregon, and does not appear to offer significant commercial

Home Federal Bancorp, Inc.
September 28, 2011

banking growth opportunity. Our Mill Quarter Branch in Bend has been converted to a commercial loan production office for several months, but we’ve decided to close the drive up facility at that location and direct our clients to the Downtown Bend Branch. We have previously announced our strategy of vacating our Walmart branches, so our closure of our Garden City Branch in Idaho with $8.7 million of deposits will end our presence in grocery stores. We will also close our Ustick and Five Mile Branch in Boise. Growth and transaction levels at that location have not met projections. Our Ustick Marketplace Branch, however, which we opened in late 2009, is performing well, and is only two miles from the branch we are closing. Therefore, we don’t expect significant client impact with this closure either.”

Currently, the Company’s leadership is organized by geography, with a Regional President in the Western and Central Oregon Regions and the Chief Banking Officer acting in that role in the Idaho Region. Each region also has a commercial banking team leader and a retail banking team leader. This structure was developed to assist with the integration of the multiple acquisitions undertaken in 2009 and 2010. In order to streamline reporting and drive consistency in application of processes and procedures, management realigned the reporting structure for the commercial and retail banking teams by assigning responsibility for bank-wide commercial banking efforts to the Western Oregon Region President, Mark Johnson, and all branch and retail banking efforts to the Central Oregon Region President, Sean Watt.

Since 2006, the Bank has originated residential mortgage loans primarily for sale in the secondary market with servicing released to investors. In December 2008, the Bank sold all of its remaining servicing rights to a third party. Starting in November 2011, the Bank will refer nearly all of its residential mortgage loan applications through a third party originator that will underwrite and close the mortgage funding for the Bank’s clients. While the Bank may choose to directly originate some residential mortgage loans for its own portfolio from time to time, management currently expects that very few residential mortgage loans will be originated by the Bank for its portfolio or for sale in the secondary market. Commenting on this change, Mr. Williams stated, “For over 90 years, Home Federal Bank has ensured access to mortgage financing for homeowners in the Treasure Valley of Idaho. We are absolutely committed to continuing to offer mortgage loan financing to current and future clients of the Bank, not only in our Idaho Region, but also in our Central and Western Oregon Regions. While the mechanics may change, Home Federal Bank is still here to serve the mortgage financing needs of our markets.” While compensation expense will be reduced due to the displacement of mortgage loan officers, the Company will also experience a reduction in income with the new model since gains on loan sales will no longer be recorded. However management expects compensation and expense reduction to exceed income reduction, improving overall profitability.

The Company estimates severance costs of approximately $225,000 will be paid to current team members affected by these organizational changes. Annual compensation expense and occupancy costs are expected to decline by approximately $1.1 million and $300,000, respectively, as a result of these changes. The Bank will continue to provide financial services through 28 full-service branches after the closure of the branches discussed above.

Share repurchase program. The Board of Directors of the Company approved the repurchase of 900,000 shares of the Company’s common stock through September 30, 2012. During the current quarter, the Company repurchased 133,182 shares of common stock at an average cost of $10.15 per share. Since January 2011, the Company has repurchased 708,102 shares at an average cost of $10.43 per share.

About the Company

Home Federal Bancorp, Inc., is headquartered in Nampa, Idaho, and is the parent company of Home Federal Bank, a community bank originally organized in 1920. The Company serves southwestern Idaho and Central and Western Oregon through 34 full-service banking offices. The Company's common stock is traded on the NASDAQ Global Select Market under the symbol "HOME" and is included in the Russell 2000 Index. For more information, visit the Company's web site at www.myhomefed.com/ir.

Home Federal Bancorp, Inc.
September 28, 2011

Forward-Looking Statements:

Statements in this news release regarding future events, performance or results are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”) and are made pursuant to the safe harbors of the PSLRA. These forward-looking statements relate to, among other things, expectations of the business environment in which the Company operates, projections of future performance, perceived opportunities in the market, potential future credit experience, the Company’s ability to achieve projected cost savings, and statements regarding the Company’s mission and vision. These forward-looking statements speak only as of the date they are made and are based upon management’s current expectations and projections and, therefore, involve risks and uncertainties. Such projections are based upon many estimates and are inherently subject to significant economic and competitive uncertainties and contingencies, many of which are beyond the control of management of the Company. The inclusion of such projections herein should not be regarded as a representation by the Company that the projections will prove to be correct. Actual results could be materially different from those expressed or implied by the forward-looking statements and you should not place undue reliance on such statements. Factors that could cause results to differ include but are not limited to: general economic and banking business conditions, competitive conditions between banks and non-bank financial service providers, interest rate fluctuations, the credit risk of lending activities, including changes in the level and trend of loan delinquencies and write-offs; results of examinations by our banking regulators, regulatory and accounting changes, risks related to construction and development lending, commercial and small business banking, our ability to successfully integrate any assets, liabilities, customers, systems, and management personnel we have acquired or may in the future acquire into our operations and our ability to realize related revenue synergies and cost savings within expected time frames, and other risks. Additional factors that could cause actual results to differ materially are disclosed in Home Federal Bancorp, Inc.'s recent filings with the Securities and Exchange Commission (SEC), including but not limited to its Annual Report on Form 10-K for the year ended September 30, 2010, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Forward-looking statements are accurate only as of the date released, and the Company’s management does not undertake any responsibility to update or revise any forward-looking statements to reflect subsequent events or circumstances.

The Company will provide additional discussion and analysis and other important information about its fourth quarter and fiscal year 2011 financial results and condition when it reports actual results on October 28, 2011.